AMENDMENT

To

Transfer Agency and Service Agreement

Between

State Street Institutional Investment Trust

SSGA Funds

And

DST Asset Manager Solutions, Inc.

This Amendment is made as of January 17, 2024, to be effective February 27, 2026 by and between DST Asset Manager Solutions Inc. (the “Transfer Agent”) and State Street Institutional Investment Trust and SSGA Funds (each, a “Fund” and together, the “Funds”), each entity individually not jointly, as listed on Schedule A, to the Transfer Agency and Service Agreement between the parties dated June 1, 2015, as amended (the Agreement”). In accordance with Section 15.1 (Amendment) and Section 16 (Additional Portfolios/Funds) of the Agreement, the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1.	Schedule A. The current Schedule A to the Agreement is hereby replaced and superseded with the Schedule A attached hereto, effective as of February 27, 2026; and

2.	All defined terms and definitions in the Agreement shall be the same in this Amendment (the “February 27, 2026 Amendment”) except as specifically revised by this Amendment; and

3.	Except as specifically set forth in this February 27, 2026 Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this February 27, 2026 Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year written above.

(Signature on following page)

STATE STREET INSTITUTIONAL

INVESTMENT TRUST ON BEHALF OF

ITSELF AND EACH OF ITS PORTFOLIOS,

INDIVIDUALLY AND NOT JOINTLY, AS		DST ASSET MANAGER
LISTED ON SCHEDULE A		SOLUTIONS, INC.

By:		By:
Name:	Bruce Rosenberg	Name:
Title:	Managing Director	Title:

Authorized Representative As an Authorized Officer

on behalf of each of the Funds indicated on Schedule A

SSGA FUNDS ON BEHALF OF ITSELF

AND EACH OF ITS PORTFOLIOS,

INDIVIDUALLY AND NOT JOINTLY, AS

LISTED ON SCHEDULE A

By:
Name: Bruce Rosenberg
Title: Managing Director
As an Authorized Officer on behalf of each of the Funds indicated on Schedule A

SCHEDULE A

Effective Date: February 27, 2026

SSGA Funds

State Street International Stock Selection Fund

State Street S&P 500 Index Fund

State Street Institutional Investment Trust

State Street Aggregate Bond Index Fund

State Street Balanced Index Fund

State Street Emerging Markets Equity Index Fund

State Street Equity 500 Index Fund

State Street Federal Prime Retail Reserves Money Market Fund

State Street Federal Treasury Money Market Fund

State Street Federal Treasury Plus Money Market Fund

State Street Federal Government Money Market Fund

State Street Global All Cap Equity ex-U.S. Index Fund

State Street Hedged International Developed Equity Index Fund

State Street International Developed Equity Index Fund

State Street Institutional Treasury Money Market Fund

State Street Institutional Treasury Plus Money Market Fund

State Street Institutional U.S. Government Money Market Fund

State Street Small/Mid Cap Equity Index Fund

State Street Stablecoin Reserves Money Market Fund

State Street Target Retirement Fund

State Street Target Retirement 2025 Fund

State Street Target Retirement 2030 Fund

State Street Target Retirement 2035 Fund

State Street Target Retirement 2040 Fund

State Street Target Retirement 2045 Fund

State Street Target Retirement 2050 Fund

State Street Target Retirement 2055 Fund

State Street Target Retirement 2060 Fund

State Street Target Retirement 2065 Fund

State Street Target Retirement 2070 Fund

State Street Treasury Obligations Money Market Fund